Exhibit 99.1

Metabolix Reports First Quarter Financial Results and Provides Business Update

CAMBRIDGE, Mass.—(BUSINESS WIRE)— Metabolix, Inc. (NASDAQ: MBLX), a bioscience company focused on bringing environmentally friendly solutions to the plastics, chemicals and energy industries, today reported financial results for the three months ended March 31, 2011.

The Company reported a net loss of $9.6 million or $0.36 per share for the first quarter of 2011 compared to a net loss of $9.8 million or $0.37 per share for the first quarter of 2010.

The Company’s net cash used for operating activities during the first quarter of 2011 was $9.4 million, unchanged from the comparable quarter in 2010. Unrestricted cash and short-term investments at March 31, 2011 totaled $51.9 million. The Company continues to have no debt.

FIRST QUARTER 2011 FINANCIAL OVERVIEW

Metabolix currently manages its finances with an emphasis on cash flow. Metabolix used $9.4 million of cash in operating activities for the first quarter 2011, which is consistent with the comparable quarter in 2010. Net cash used in operating activities reflects the Company’s sales and marketing activities as well as research and product development.

Total revenue in the first quarter of 2011 was $0.3 million, compared to $0.2 million for the respective period in 2010. During the three months ended March 31, 2011 revenue primarily consisted of royalties earned under sublicensing agreements with Tepha, Inc., a related party.

For the three months ended March 31, 2011, total operating expenses were $10.0 million, consistent with the comparable quarter in 2010.

Research and development expenses were $6.2 million for the three months ended March 31, 2011, consistent with the comparable quarter in 2010. Although these expenses were consistent, the Company experienced increases in employee compensation and related benefit expenses and contracted research, which were offset by a decrease in material production costs.

Selling, general and administrative expenses were $3.8 million for the three months ended March 31, 2011 as compared to $3.9 million for the comparable quarter in 2010. The decrease was primarily due to severance costs incurred during the first quarter of 2010.

BUSINESS UPDATE

The Company noted that it has continued to make progress in each of its business and scientific initiatives during the first quarter.

The Company commented that it had continued to develop its portfolio of new customers for Mirel™ bioplastic through the Telles business, including two European producers of compostable bags and a supplier to the marine/aquatic market segment. The Company also disclosed that, due in part to supply constraints for a third party formulation ingredient for certain films, it now expects to reach its Commercial Phase milestone in the second half of fiscal 2011.  The Company believes that this supply issue is short-term in nature and its customer development plans remain otherwise unchanged.

Metabolix also announced that it successfully shipped samples of biobased C4 chemicals to potential customers.  The Company is anticipating customer feedback and will then fine-tune its recovery process, if necessary, to ensure that customer needs are met. The company is using an efficient fermentation and thermal recovery process for its industrial chemicals platform and has demonstrated all steps of its production process for C4 chemicals.  It plans to expand next to C3 chemicals and has established intellectual property for the smaller, but still significant, C5 chemical market. The Company believes that it will be ready to enter the engineering design phase for a commercial facility focused on C4 chemicals by year end, although the timing for commercialization is dependent on partnership conversations, which are ongoing.

The Company also continued to make progress in its crop science research.  The Company had previously noted that it has completed its first field trial of its oilseeds program with its targeted crop, Camelina.  It has now begun the harvest of its second field trial crop of Camelina in Texas.  The objective of the field trial work is to fine tune the Company’s proprietary gene systems to maximize PHA yields while maintaining healthy, robust plants.  The Company expects further data from the recent trial over the next few months and plans to incorporate those learnings into its scientific and regulatory strategies.  Longer-term, the Company’s crop science initiative is expected to lead to new, more efficient production and recovery processes for a wide range of biobased plastics and chemicals.

Conference Call Information

Richard Eno, the Company’s President and CEO, and Joseph Hill, CFO, will host a conference call on Wednesday, April 27, 2011 at 4:30 p.m. (Eastern) to discuss the results of the first quarter ended March 31, 2011. Management will also provide an update on marketing and customer activity, growth plans for the Telles business, and new technologies. After the presentation management will answer questions from the investor audience. To participate, dial toll-free 1-877-795-3604 or 1-719-325-4752 (international). The pass code is 2769635. The conference call will also be webcast and can be accessed from the Company’s website at www.metabolix.com in the investor relations section.

About Metabolix

Founded in 1992, Metabolix, Inc. is an innovation-driven bioscience company focused on providing sustainable solutions for the world’s needs for plastics, chemicals and energy. The Company is taking a systems approach, from gene to end product, integrating sophisticated biotechnology with advanced industrial practice. Metabolix is now developing and commercializing Mirel(TM), a family of high performance bioplastics which are biobased and biodegradable alternatives to many petroleum-based plastics through Telles, a joint venture between Metabolix and Archer Daniels Midland Company. Metabolix is also developing biosourced industrial chemicals and a proprietary platform technology for co-producing plastics, chemicals and energy, from crops such as oilseeds, switchgrass and sugarcane.

For more information, please visit www.metabolix.com. (MBLX-E)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding expected timing of the commercial phase of the ADM collaboration, resolution of raw material supply constraints, and Telles customer sales cycles; expectations for the commercialization of the Company’s industrial chemicals and projected crop science program results; and future research and development, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated and are detailed in Metabolix’s filings with the Securities and Exchange Commission, including its 10-K for the year ended December 31, 2010 filed on March 10, 2011. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

METABOLIX, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2011	2010
Revenue:
License fee and royalty revenue from related parties	$301	$30
Grant revenue	25	—
Research and development revenue	—	150
Total revenue	326	180

Operating expense:
Research and development expenses, including cost of revenue	6,199	6,168
Selling, general, and administrative expenses	3,787	3,869
Total operating expenses	9,986	10,037
Loss from operations	(9,660)	(9,857)

Other income:
Interest income, net	20	55
Net loss	$(9,640)	$(9,802)

Net loss per share:
Basic and Diluted	$(0.36)	$(0.37)

Number of shares used in per share calculations:
Basic and Diluted	26,904,606	26,536,924

METABOLIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

UNAUDITED

(in thousands)

	March 31,	December 31,
	2011	2010
Assets
Cash, cash equivalents and short-term investments	$51,947	$61,574
Other current assets	1,817	1,682
Restricted cash	622	622
Property and equipment, net	2,707	2,776
Other assets	118	117
Total assets	$57,211	$66,771

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$2,769	$4,324
Short-term deferred revenue	1,989	1,906
Current portion of deferred rent	165	165
Long-term deferred revenue	36,373	36,207
Other long-term liabilities	455	493
Total liabilities	41,751	43,095
Total stockholders’ equity	15,460	23,676
Total liabilities and stockholders’ equity	$57,211	$66,771

METABOLIX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(in thousands)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities
Net loss	$(9,640)	$(9,802)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	384	435
Charge for 401(k) company common stock match	242	133
Stock-based compensation	1,233	1,110
Changes in operating assets and liabilities:
Other operating assets and liabilities	(1,877)	(1,554)
Deferred revenue	296	239
Net cash used in operating activities	(9,362)	(9,439)

Cash flows from investing activities
Purchase of property and equipment	(315)	(94)
Change in restricted cash	—	(29)
Purchase of short-term investments	(8,502)	(7,541)
Proceeds the from sale and maturity of short-term investments	25,663	19,879
Net cash provided by investing activities	16,846	12,215

Cash flows from financing activities
Proceeds from options exercised	36	212
Net cash provided by financing activities	36	212

Effect of exchange rate changes on cash and cash equivalents	1	—

Net increase in cash and cash equivalents	7,521	2,988
Cash and cash equivalents at beginning of period	12,526	10,814
Cash and cash equivalents at end of period	$20,047	$13,802